Catheter Precision, Inc.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders to be held virtually on January 13, 2025 at 12:00 p.m. Eastern Time

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice to Stockholders and Proxy Statement are available at web.viewproxy.com/VTAK.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before January 7, 2025 to facilitate timely delivery.

Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials, are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL–ONLY SPECIAL MEETING.

To the Stockholders of Catheter Precision, Inc.:

The 2025 Special Meeting of Stockholders of Catheter Precision, Inc., will be held virtually on January 13, 2025 at 12:00 p.m. Eastern Time. As a Registered Holder, you may attend the Special Meeting via the Internet and vote your shares during the Special Meeting by first registering at web.viewproxy.com/VTAK and then using your Virtual Control Number below. Your registration must be received by 11:59 p.m. Eastern Time on January 12, 2025. On the day of the Special Meeting, if you have properly registered, you may log in using the password you received via email in your registration confirmation and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the Special Meeting in order to vote. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement in the section titled "*QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING*."

Voting Items

Proposal 1. To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of up to 10,695,962 shares of our outstanding common stock, par value $0.0001 per share ("Common Stock"), upon the exercise of our Series K Common Stock Purchase Warrants, with the right for such potential exercise to occur immediately following the date upon which our stockholders approve this proposal (the "Warrant Exercise Proposal" or "Proposal No. 1");

Proposal 2. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from thirty (30) million shares to sixty (60) million shares (the "Certificate Amendment Proposal" or "Proposal No. 2");

Proposal 3. To approve an additional 1.5 million shares of Common Stock for issuance pursuant to our 2023 Equity Incentive Plan (the "Equity Plan Amendment Proposal" or "Proposal No. 3");

Proposal 4. To ratify the appointment of WithumSmith+Brown, PC as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2025 (the "Auditor Ratification Proposal" or "Proposal No. 4");

Proposal 5. To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposals No. 1, 2, 3, and/or 4 (the "Adjournment Proposal" or "Proposal No. 5").

Note: To consider and act upon such other business that may properly come before the meeting.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, and 5.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this special meeting and future meetings may be requested by one of the following methods:

INTERNET — Go to web.viewproxy.com/VTAK. Have the 11-digit control number available when you access the website and follow the instructions.

TELEPHONE — **Call 1-877-777-2857 TOLL FREE**

E-MAIL — By e-mail at: requests@viewproxy.com

* If requesting material by e-mail, please send a blank e-mail with the company name and your 11-digit control number (located below) in the subject line. No other requests, instructions, or other inquiries should be included with your e-mail requesting material.

You must use the 11-digit control number located in the box below to attend the Special Meeting virtually, to vote via Internet, or to request proxy materials.

VIRTUAL CONTROL NUMBER

Catheter Precision, Inc.

HOW TO REGISTER FOR THE VIRTUAL SPECIAL MEETING

The 2025 Special Meeting of Stockholders of Catheter Precision, Inc. will be held virtually on January 13, 2025 at 12:00 p.m. Eastern Time. As a Registered Holder, you may attend the Special Meeting via the Internet and vote your shares during the Special Meeting by first registering at web.viewproxy.com/VTAK using your Virtual Control Number. Your registration must be received by 11:59 p.m. Eastern Time on January 12, 2025. On the day of the Special Meeting, if you have properly registered, you may log in to the Special Meeting by clicking on the link provided and using the password you received via email in your registration confirmations and following the instructions to vote your shares. Please have your Virtual Control Number with you during the Special Meeting in order to vote. Further instructions on how to attend and vote during the Special Meeting are contained in the Proxy Statement in the section titled "*QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND SPECIAL MEETING.*"

HOW TO REGISTER FOR THE VIRTUAL SPECIAL MEETING

To View The Special Meeting Online:

Have your 11-digit control number in hand and visit web.viewproxy.com/VTAK

To Request and Receive a Paper or E-mail Copy of the Company's 2025 Proxy Statement

By Internet: www.viewproxy.com/VTAK/2024

Telephone: 1-877-777-2857 TOLL FREE

By E-Mail: requests@viewproxy.com. Please include the company name and your 11-digit control number in the subject line; do not include any other text or message in the e-mail.

HOW TO VOTE AT THE VIRTUAL SPECIAL MEETING

Via Internet Prior to the Special Meeting:

Go to web.viewproxy.com/VTAK. Have your 11-digit control number available and follow the prompts.

Your electronic vote prior to the Special Meeting authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a proxy card.

Via Internet During the Special Meeting:

Go to web.viewproxy.com/VTAK. Have your 11-digit control number available and follow the prompts.

Via Mail:

Request a paper copy of the materials, which include a proxy card. Follow the instructions on the proxy card for voting by mail.

Via Telephone:

Request a paper copy of the materials, which include a proxy card. Follow the instructions on the proxy card for voting by telephone.